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                                                                    EXHIBIT 99.1

                              MEDIATEL CORPORATION

                                1996 STOCK PLAN

1.   Purposes of the Plan

     The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Stock Purchase Rights and Long-Term Performance Awards may also be granted under the Plan.

2.   Definitions

     As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees appointed
               -------------
pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.
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          (c) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (d) "Committee" means a Committee appointed by the Board of Directors
               ---------
in accordance with Section 4 of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.
               ------------

          (f) "Company" means MediaTel Corporation, a Nevada corporation.
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          (g) "Consultant" means any person who is engaged by the Company or any
               ----------
Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any Director of the Company whether compensated for such services or not. If the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

          (h) "Continuous Status as an Employee or Consultant" means that the
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employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company
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or (ii) transfers between locations of the Company or between the Company, its
Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i) "Director" means a member of the Board of Directors of the
               --------
Company.

          (j) "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (l) "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code.

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          (n) "Insider" means an Officer, Director or other person whose
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transactions in the Common Stock are subject to Section 16(b) of the Exchange
Act.

          (o) "Long-Term Performance Award" means an award granted pursuant to
               ---------------------------
Section 13 of the Plan that is valued in whole or in part based on the achievement of Company or individual performance factors or other criteria as the Administrator may deem appropriate.

          (p) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

          (q) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means a stock option granted pursuant to the Plan.
               ------

          (s) "Optioned Stock" means the Common Stock subject to an Option or a
               --------------
Stock Purchase Right.

          (t) "Optionee" means an Employee or Consultant who receives an Option,
               --------
Stock Purchase Right, or Long-Term Performance Award.

          (u) "Parent" means a "parent corporation," whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (v) "Plan" means this 1996 Stock Plan.
               ----

          (w) "Restricted Stock" means shares of Common Stock acquired pursuant
               ----------------
to a grant of a Stock Purchase Right or a Long-Term Performance Award that are subject to a repurchase option of the Company.

          (x) "Section 16(b)" means Section 16(b) of the Securities Exchange Act
               -------------
of 1934, as amended.

          (y) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 14 below.

          (z) "Stock Purchase Right" means a right to purchase Common Stock
               --------------------
pursuant to Section 12 below.

          (aa) "Subsidiary" means a "subsidiary corporation," whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

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3.   Stock Subject to the Plan

     Subject to the provisions of Section 14 of the Plan, the number of Shares reserved for issuance under the Plan is 3,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an option exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has
terminated).   In addition, if any Shares of Restricted Stock granted hereunder are forfeited or any award otherwise terminates without a payment being made to a participant in the form of Common Stock, then such Shares shall be returned to the Plan and shall be available for future grants of Options or other awards under the Plan.

4.   Administration of the Plan

     (a) Initial Plan Procedure.  Prior to the date, if any, upon which the
         ----------------------
Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee appointed by the Board.

     (b) Plan Procedure After the Date if any, upon Which the Company becomes
         --------------------------------------------------------------------
Subject to the Exchange Act.
---------------------------

          (i) Multiple Administrative Bodies.  If permitted by Rule 16b-3, the
              ------------------------------
Plan may be administered by different bodies with respect to Directors, and Officers, and Employees who are neither Directors nor Officers.

          (ii) Administration With Respect to Directors and Officers.  With
               -----------------------------------------------------
respect to grants of Options, Stock Purchase Rights and Long-Term Performance Awards to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with the rules under Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.
Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, all vacancies, however caused, and remove all members of the Committee and thereafter directly administer the

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

Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

          (iii)  Administration With Respect to Other Employees and Consultants.
                 -------------------------------------------------------------
With respect to grants of Options, Stock Purchase Rights and Long-Term Performance Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of applicable state corporate and securities laws, of the Code, and of any applicable stock exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

     (c) Powers of the Administrator.  Subject to the provisions of the Plan
         ---------------------------
and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:

            (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(1) of the Plan;

           (ii) to select the Consultants and Employees to whom Options, Stock Purchase Rights, and Long-Term Performance Awards may from time to time be granted hereunder;

          (iii) to determine whether and to what extent Options and Rights or any combination thereof are granted hereunder;

           (iv) to determine the number of Shares to be covered by each such award granted hereunder;

            (v) to approve forms of agreement for use under the Plan;

           (vi) to determine the terms and conditions of any award granted hereunder;

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          (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(e) instead of Common Stock;

         (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; and

           (ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

     (d) Effect of Administrator's Decision.  All decisions, determinations and
         ----------------------------------
interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options, Stock Purchase Rights, or Long-Term Performance Awards.

5.   Eligibility

     (a) Nonstatutory Stock Options, Stock Purchase Rights and Long-Term Performance Awards may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option, Stock Purchase Rights, or Long-Term Performance Awards may, if otherwise eligible, be granted additional Options, Stock Purchase Rights, and Long-Term Performance Awards.

     (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (c) Neither the Plan nor any grant made hereunder shall confer upon any Optionee any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.   Term of Plan

     The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in

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Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

7.   Term of Option

     The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.   Option Exercise Price and Consideration

     (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

            (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

           (ii) In the case of a Nonstatutory Stock Option

                (A) granted to a person who, at the time of grant of such Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                (B) granted to any other person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair

Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.   Exercise of Option

     (a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted
         -----------------------------------------------
hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan, but in no case at a rate of less than 20% per year over five (5) years from the date the Option is granted.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 hereof.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option by the number of Shares as to which the Option is exercised.

     (b) Termination of Employment or Consulting Relationship.  In the event of
         ----------------------------------------------------
termination of an Optionee's Continuous Status as an Employee or Consultant (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the date three (3) months and one day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     (c) Disability of Optionee.  In the event of termination of an Optionee's
         ----------------------
Continuous Status as an Employee or Consultant as a result of his or her disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee.  In the event of the death of an Optionee, the
         -----------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions.  The Administrator may at any time offer to buy out
         -----------------
for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.  Stock Purchase Rights

     (a) Rights to Purchase.  Stock Purchase Rights may be issued either alone,
         ------------------
in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock

Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator makes the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

     (b) Repurchase Option.  Unless the Administrator determines otherwise, the
         -----------------
Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine, but in no case at a rate of less than 20% per year over five years from the date of purchase.

     (c) Other Provisions.  The Restricted Stock purchase agreement shall
         ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

     (d) Rights as a Shareholder.  Once the Stock Purchase Right is exercised,
         -----------------------
the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

11.  Long-Term Performance Awards

     (a) Administration.  Long-Term Performance Awards may be granted either
         --------------
alone or in addition to other awards granted under the Plan. The Administrator shall determine the nature, length and starting date of the performance period (the "Performance Period") for each Long-Term Performance Award, and shall determine the performance objectives to be used in the valuation of Long-Term Performance Awards and the extent to which such Long-Term Performance Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary or individual performance factors or criteria as the Administrator may deem appropriate. Performance Periods may overlap and participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-Term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

     At the beginning of each Performance Period, the Administrator shall determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values or number of shares of Common Stock to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or number of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Administrator.

     (b) Adjustment of Awards.  The Administrator may adjust the performance
         --------------------
goals and measurements applicable to the Long-Term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

     (c) Form of Payment.  The earned portion of a Long-Term Performance Award
         ---------------
may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Administrator. Payment shall be made in the form of cash or whole Shares of Common Stock, including Restricted Stock, or a combination thereof, either in a lump sum payment or in annual installments, all as the Administrator shall determine.

12. Non-Transferability of Options, Stock Purchase Rights and Long-Term Performance Awards

     Options, Stock Purchase Rights and Long-Term Performance Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relation order as defined by the Code or Title I of the Employee Retirement Income Security Act, and the rules thereunder, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13.  Stock Withholding to Satisfy Withholding Tax Obligation

     When a participant incurs tax liability in connection with the exercise of an Option, or the receipt of shares pursuant to a Stock Purchase Right or Long-Term Performance Award, which tax liability is subject to tax withholding under applicable tax laws, and the participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the participant may satisfy the withholding tax obligation by making an election to have the Company withhold from the shares of Common Stock or other securities of the Company to be issued that number of shares having a Fair Market Value equal to the amount required to be withheld or to tender to the Company at the time of exercise of the Option or the receipt of shares pursuant to the Stock Purchase Right or the Long-Term Performance Award that number of other shares of Common Stock or other securities of the Company owned by the participant having such Fair Market Value.

     All elections by participants to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Company and shall be subject to the following limitations:

          (i) the election must be made on or prior to the date that the amount of tax to be withheld is to be determined (the "Tax Date");

         (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

        (iii) all elections shall be subject to the consent or disapproval of the Board or its Committee at any time;

         (iv) if the participant is an Insider, the election shall be made in a manner that permits the election, and other transactions that may be matchable with the election, to be exempt to the extent permitted under Rule 16b-3 from liability under Section 16(b) of the Exchange Act.

14.  Adjustments Upon Changes in Capitalization or Merger

     (a) Changes in Capitalization.  Subject to any required action by the
         -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, Stock Purchase Right and Long-Term Performance Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Purchase Rights or Long-Term Performance Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right or Long-Term Performance Award, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Long-Term Performance Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, Stock Purchase Right or Long-Term Performance Award.

     (b) Dissolution or Liquidation.  In the event of the proposed dissolution
         --------------------------
or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent they have not been previously exercised, all Options, Stock Purchase Rights and Long-Term Performance Awards shall terminate immediately prior to the consummation of such proposed action.

     (c) Merger.  In the event of a merger of the Company with or into another
         ------
corporation, each outstanding Option, Stock Purchase Right and Long-Term Performance Award may be assumed or its equivalent may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, an Option, Stock Purchase Right or Long-Term Performance Award is not assumed or substituted for, the Option, Stock Purchase Right or Long-Term Performance Award shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option, Stock Purchase Right or Long-Term Performance Award shall be considered assumed if, following the merger, the Option, Stock Purchase Right or Long-Term Performance Award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, Stock Purchase Right or Long-Term Performance Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Stock Purchase Right or Long-Term Performance Award to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

15. Time of Granting Options, Stock Purchase Rights and Long-Term Performance Awards

     The date of grant of an Option, Stock Purchase Right or Long-Term Performance Award shall, for all purposes, be the date on which the Administrator makes the determination granting such award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or

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

Consultant to whom an Option, Stock Purchase Right or Long-Term Performance Award is so granted within a reasonable time after the date of such grant.

16.  Amendment and Termination of the Plan

     (a) Amendment and Termination.  The Board may at any time amend, alter,
         -------------------------
suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) Effect of Amendment or Termination.  Any such amendment or termination
         ----------------------------------
of the Plan shall not affect Options, Stock Purchase Rights or Long-Term Performance Award already granted, and such Options, Stock Purchase Rights and Long-Term Performance Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

17.  Conditions Upon Issuance of Shares

     Shares shall not be issued pursuant to the exercise of an Option, Stock Purchase Right or Long-Term Performance Award unless the exercise of such Option, Stock Purchase Right or Long-Term Performance Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, Stock Purchase Right or Long-Term Performance Award, the Company may require the person exercising such Option, Stock Purchase Right or Long-Term Performance Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

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18.  Reservation of Shares

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.  Agreements

     Options, Stock Purchase Rights and Long-Term Performance Awards shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

20.  Shareholder Approval

     Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

21.  Information to Optionees and Purchasers

     The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options, Stock Purchase Rights or Long-Term Performance Awards outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements, including a balance sheet, statement of income and statement of cash flows. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

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